UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2012

NEXEO SOLUTIONS HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-179870-02	27-4328676
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9303 New Trails Drive, Suite 400 The Woodlands, Texas		77381
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (281) 297-0700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On December 21, 2012, Nexeo Solutions Holdings, LLC (the “Company”) will hold a conference call with existing holders of, and potential investors in, Nexeo Solutions, LLC’s 8.375% senior subordinated notes due 2018 and intends to provide certain non-GAAP financial information on that call. A reconciliation of information to GAAP financial measures is furnished as Exhibit 99.1 to this report.

In addition, the Company intends to provide the following information with respect to fourth quarter 2012 results:

•	the Company experienced a 1.4% decrease in volume and a 3.6% decline in average selling prices compared to the prior year quarter;

•

the decline in average selling prices contributed 3.4% of the decline in revenue compared to the prior year quarter while the decline in volume contributed approximately 1.4% of the decline in revenue;

•	the Chemicals line of business experienced a 6% decline in volume and revenue compared to the prior year quarter;

•	the Plastics line of business was able to generate 5.5% volume growth, with volumes increasing approximately 4% in Europe, compared to the prior year quarter;

•	average selling prices decreased nearly 6% from the June quarter to the September quarter of 2012; and

•	the Plastics line of business experienced a nearly 10% decline in average selling prices from the June quarter to the September quarter of 2012.

The Company also intends to disclose that it expects SG&A costs, excluding depreciation and amortization, to decline 4% - 6% in the first quarter of fiscal 2013.

In accordance with General Instruction B.2 to Form 8-K, the information contained in this current report, including Exhibit 99.1 hereto, is being “furnished” with the Securities and Exchange Commission and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under such section. Furthermore, such information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT	DESCRIPTION

99.1	Reconciliation of Non-GAAP Measure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXEO SOLUTIONS HOLDINGS, LLC

By:	/s/ Michael B. Farnell, Jr.
Michael B. Farnell, Jr.
Executive Vice President and Chief Legal Officer

Dated: December 21, 2012

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

99.1	Reconciliation of Non-GAAP Measure.